Exhibit 99.1

TCR2 Therapeutics Reports Third Quarter 2019 Financial Results and Provides Corporate Update

CAMBRIDGE, Mass., November 12, 2019 - TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage immunotherapy company developing the next generation of novel T cell therapies for patients suffering from cancer, today announced financial results for the third quarter ended September 30, 2019 and provided a corporate update.

“We continued to make clinical progress in the third quarter of 2019 and are positioned to deliver data for our two lead programs next year with interim updates anticipated from the ongoing Phase 1 portion of the TC-210 trial and the upcoming Phase 1 portion of the TC-110 trial," said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics. "2020 represents an important period for the Company in establishing TRuC-T Cells as a viable therapeutic option for cancer patients. We look forward to providing updates not only on TC-210 and TC-110 but also on additional targets and enhancements designed to combat the harsh tumor microenvironment.”

Recent Developments

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TCR[2] expanded the executive team with the appointment of Angela Justice, Ph.D., as its first Chief People Officer. In her new role, Dr. Justice will be responsible for leading all aspects of TCR[2]’s human resources function including further development of the Company’s commitment to a performance-driven culture of innovation and Human Capital strategy.

Anticipated Milestones

•	TCR[2] anticipates an interim update of the Phase 1 portion of the TC-210 Phase 1/2 clinical trial for patients with mesothelin-expressing solid tumors in 1H20.
•	TCR[2] anticipates an interim update of the upcoming Phase 1 portion of the TC-110 Phase 1/2 clinical trial for patients with CD19+ non-Hodgkin lymphoma or adult acute lymphoblastic leukemia in 2H20.
•	TCR[2] remains on track to be operational at its manufacturing facility in Stevenage, UK, by year end.

Financial Highlights

•

Cash Position: TCR[2] ended the third quarter of 2019 with $169.0 million in cash, cash equivalents, and investments compared to $123.2 million as of December 31, 2018. Net cash used in operations was $31.0 million in the first nine months of 2019 compared to $12.3 million in the first nine months of 2018. TCR[2] projects net cash use of $45-50 million in 2019.

•

R&D Expenses: Research and development expenses were $11.4 million for the third quarter of 2019 compared to $5.4 million for the third quarter of 2018. The increase in R&D expenses is primarily related to increase in headcount, activities related to the Phase 1/2 clinical trial of the Company’s lead solid tumor product candidate, TC-210, and activities related to the IND submission of the Company’s lead hematologic cancer product candidate, TC-110.

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G&A Expenses: General and administrative expenses were $3.5 million for the third quarter of 2019 compared to $1.7 million for the third quarter of 2018. The increase in general and administrative expenses was primarily due to an increase in personnel costs and costs associated with operations as a public company.

•	Net loss: Net loss was $13.8 million for the third quarter of 2019 compared to $6.4 million for the third quarter of 2018, driven predominantly by increased R&D expense in the quarter.

Upcoming Events

TCR2 Therapeutics management are scheduled to participate at the following upcoming conferences.

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Jefferies 2019 London Healthcare Conference: Garry E. Menzel, Ph.D., President and Chief Executive Officer of TCR[2] Therapeutics, will present on Wednesday, November 20, 2019 at 11:20AM GMT in London, UK.

•	The 31st Annual Piper Jaffray Healthcare Conference: M. Ian Somaiya, Chief Financial Officer of TCR[2] Therapeutics, will present on Wednesday, December 4, 2019 at 9:30AM ET in New York, NY.

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage immunotherapy company developing the next generation of novel T cell therapies for patients suffering from cancer. TCR2’s proprietary T cell receptor (TCR) Fusion Construct T cells (TRuCTM-T cells) specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). In preclinical studies, TRuC-T cells have demonstrated superior anti-tumor activity compared to chimeric antigen receptor T cells (CAR-T cells), while exhibiting lower levels of cytokine release. The Company’s lead TRuC-T cell product candidate, TC-210, is currently being studied in a Phase 1/2 clinical trial to treat patients with mesothelin-positive non-small cell lung cancer (NSCLC), ovarian cancer, malignant pleural/peritoneal mesothelioma, and cholangiocarcinoma. For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "will," "could", "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "seeks," "endeavor," "potential," "continue" or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding anticipated timing of updates from TCR2’s ongoing Phase 1 portion of the TC-210 clinical trial in 1H20, the upcoming Phase 1 portion of the TC-110 clinical trial in 2H20, and additional targets and platform enhancements, and TCR2’s expectations with respect to its manufacturing capabilities, and financial resources.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; TCR2’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, whether TCR2's cash resources will be sufficient to fund TCR2's foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other risks set forth under the caption "Risk Factors" in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Director, Investor Relations and Corporate Communications

(617) 949-5667

carl.mauch@tcr2.com

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$49,317	$47,674
Investments	111,688	75,493
Prepaid expenses and other current assets	5,612	2,326
Total current assets	166,617	125,493

Property and equipment, net	4,463	1,638
Investments, non-current	8,014	-
Restricted cash	417	290
Deferred offering costs	-	2,012
Total assets	$179,511	$129,433

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Accounts payable	$3,621	$2,663
Accrued expenses and other current liabilities	4,262	2,802
Total current liabilities	7,883	5,465

Other liabilities	474	434
Total liabilities	8,357	5,899

Redeemable convertible preferred stock
Series A preferred stock, $0.0001 par value; no shares and 45,000,000 authorized at September 30, 2019 and December 31, 2018; no shares and 44,500,001 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	-	72,980
Series B preferred stock, $0.0001 par value; no shares and 62,500,000 authorized, issued, and outstanding at September 30, 2019 and December 31, 2018, respectively.	-	136,250
Total redeemable convertible preferred stock	-	209,230

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value. 10,000,000 shares and no shares authorized, no shares issued or outstanding at September 30, 2019 and December 31, 2018, respectively.	-	-
Common stock, $0.0001 par value; 150,000,000 and 20,988,730 shares authorized at September 30, 2019 and December 31, 2018, respectively; 24,033,032 and 914,602 shares issued at September 30, 2019 and December 31, 2018, respectively; 23,944,083 and 726,990 shares outstanding at September 30, 2019 and December 31, 2018, respectively.	2	-
Additional paid-in capital	340,686	-
Accumulated other comprehensive income (loss)	230	(106)
Accumulated deficit	(169,764)	(85,590)
Total stockholders’ equity (deficit)	171,154	(85,696)
Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$179,511	$129,433

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses
Research and development	$11,374	$5,386	$28,096	$13,454
General and administrative	3,522	1,704	9,715	4,558
Total operating expenses	14,896	7,090	37,811	18,012
Loss from operations	(14,896)	(7,090)	(37,811)	(18,012)

Interest income, net	1,090	702	3,039	1,451
Net loss	(13,806)	(6,388)	(34,772)	(16,561)

Accretion of redeemable convertible preferred stock to redemption value	-	(11,590)	(49,900)	(33,568)
Net loss attributable to common stockholders	$(13,806)	$(17,978)	$(84,672)	$(50,129)

Per share information
Net loss per share of common stock, basic and diluted	$(0.58)	$(27.25)	$(4.21)	$(83.83)

Weighted average shares outstanding, basic and diluted	23,874,593	659,840	20,125,955	597,964

TCR2 THERAPEUTICS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Operating activities:
Net loss	$(34,772)	$(16,561)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	558	303
Stock-based compensation expense	4,597	1,290
Accretion on short-term investments	(280)	(183)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,335)	500
Accounts payable	489	568
Accrued expenses and other liabilities	1,697	1,775
Cash used in operating activities	(31,046)	(12,308)

Investing activities:
Purchase of investments	(126,534)	(36,039)
Proceeds from sale or maturity of investments	82,990	12,990
Purchases of equipment	(3,060)	(938)
Cash used in investing activities	(46,604)	(23,987)

Financing activities:
Proceeds from the sale of Series B preferred stock, net of issuance costs	-	124,830
Proceeds from initial public offering, net of issuance costs	79,121	-
Proceeds from the exercise of stock options	299	218
Deferred offering costs	-	(792)
Cash provided by financing activities	79,420	124,256

Net increase in cash, cash equivalents, and restricted cash	1,770	87,961
Cash, cash equivalents, and restricted cash at beginning of year	47,964	20,101
Cash, cash equivalents, and restricted cash at end of period	$49,734	$108,062

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